Exhibit 10.13
CONFIDENTIAL TREATMENT REQUESTED
CROSS LICENSE AGREEMENT
     THIS CROSS LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of December 30, 2003 (the “Effective Date”) by and between Broncus Technologies, Inc., a California corporation having its principal place of business at 1400 N. Shoreline Blvd., Bldg. A, Suite 8, Mountain View, California 94303 (“Broncus”) and Asthmatx, Inc., a California corporation having its principal place of business at 1340 Space Park Way, Mountain View, California 94043 (“Asthmatx”).
R E C I T A L S
     A. Broncus formed Asthmatx and, in exchange for the issuance to Broncus of all the outstanding shares of Asthmatx’s capital stock, Broncus contributed to Asthmatx the assets, properties, technology and intellectual property owned by Asthmatx as of the Effective Date pursuant to a Corporate Formation Agreement dated as of December 26, 2003 between Broncus and Asthmatx (the “Formation Agreement”).
     B. On December 30, 2003, Broncus distributed all the outstanding shares of Asthmatx’s capital stock to the shareholders of Broncus pursuant to a dividend that Broncus declared and paid to the Broncus shareholders.
     C. The parties are entering into this Agreement pursuant to the Formation Agreement in order to grant each other certain licenses to rights under their respective technologies and intellectual property rights in their respective defined fields of use, subject to all the terms and conditions of this Agreement. In addition, pursuant to this Agreement the parties are entering into a separate Sublicense Agreement to set forth the terms and conditions on which Broncus will grant Asthmatx a sublicense to certain license rights Broncus holds under a license agreement between Broncus and Ntero Surgical, Inc.
     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Broncus and Asthmatx hereby agree as follows:
CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings indicated below in this Section 1:
     1.1 “Affiliate” shall mean any entity that is Controlled by, Controls, or is under common Control with Broncus or Asthmatx, as applicable.
     1.2 “Asthmatx Existing IP” means, collectively, the following assets and properties of Asthmatx, all of which were contributed and assigned to Asthmatx by Broncus pursuant to the Formation Agreement:
          (a) all those Patents (as defined below) that are listed on Exhibit A attached hereto, which comprise all of the Patents owned by Asthmatx on the Effective Date (collectively, the “Existing Asthmatx Patents”), each of which has an actual filing date on or prior to the Effective Date (as indicated on Exhibit A);
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

          (b) any and all of the copyrightable works owned by Asthmatx on the Effective Date; and
          (c) any and all trade secrets and proprietary information owned by Asthmatx on the Effective Date.
     1.3 “Asthmatx Field” shall mean, and shall be limited to, the field consisting of devices and procedures for providing asthma therapy.
     1.4 “Asthmatx Future IP” means, collectively, and is limited to, the following:
          (a) Patents (including but not limited to Improvement Patents as defined in Section 4 below) that (i) have an actual filing date that occurs within and during the Sharing Period and (ii) are owned by Asthmatx or assigned to Asthmatx (collectively, “Future Asthmatx Patents”); provided however, that notwithstanding the foregoing, unless otherwise expressly agreed by Asthmatx in writing, the term “Future Asthmatx Patents” shall not include any Patents that Asthmatx may acquire from a third party after the Effective Date pursuant to: (i) a purchase of such Patents by Asthmatx or an Affiliate of Asthmatx (where, for purposes of this clause (i), the assignment of a Patent to Asthmatx by an employee or consultant of Asthmatx in connection with services performed by such employee or consultant for Asthmatx will not be deemed to be a “purchase” of such Patent by Asthmatx); or (ii) a merger or consolidation of Asthmatx or an Affiliate of Asthmatx with such third party or an Affiliate of such third party; and
          (b) trade secrets and proprietary information developed during the Sharing Period and owned by Asthmatx, but only if and to the extent that:
               (i) such trade secret or proprietary information is developed as a result of, or arises out of, a collaboration between employees of Asthmatx and Broncus that is approved and authorized in writing by an officer of Asthmatx and an officer of Broncus;
               (ii) such trade secret or proprietary information (A) is developed as a result of, or in the course of, either Asthmatx or Broncus providing Contract Services (as defined below) to the other during the Sharing Period or (B) is required to be used to enable Asthmatx or Broncus to provide Contract Services to the other during the Sharing Period; or
               (iii) such trade secret or proprietary information is identified as Asthmatx Future IP in a written instrument executed by Asthmatx’s Chief Executive Officer or President (or equivalent) that is delivered to Broncus by Asthmatx and has been approved by Asthmatx’s Board of Directors.
     1.5 “Broncus Existing IP” means, collectively, the following assets and properties of Broncus:
          (a) all those Patents that are listed on Exhibit B attached hereto, which comprise all of the Patents owned by Broncus on the Effective Date (collectively, the “Existing Broncus Patents”), each of which has an actual filing date prior to the Effective Date (as indicated on Exhibit B);
          (b) any and all of the copyrightable works owned by Broncus on the Effective Date; and
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

          (c) any and all trade secrets and proprietary information owned by Broncus on the Effective Date.
     For purposes of clarification, the parties acknowledge and agree that the Existing Broncus Patents do not include any of the Patents listed on Exhibit A hereto as “Existing Asthmatx Patents” which Broncus has assigned and contributed to Asthmatx but with respect to which such assignment has not yet been recorded with applicable governmental or patent authorities
     1.6 “Broncus Field” shall mean, and shall be limited to, the field consisting of devices and procedures for providing emphysema therapy.
     1.7 “Broncus Future IP” means, collectively, and is limited to, the following:
          (a) Patents (including but not limited to Improvement Patents as defined in Section 4 below) that (i) have an actual filing date that occurs within and during the Sharing Period and (ii) are owned by Broncus or assigned to Broncus (collectively, “Future Broncus Patents”); provided however, that notwithstanding the foregoing, unless otherwise expressly agreed by Broncus in writing, the term “Future Broncus Patents” shall not include any Patents that Broncus may acquire from a third party after the Effective Date pursuant to: (i) a purchase of such Patents by Broncus or an Affiliate of Broncus (where, for purposes of this clause (i), the assignment of a Patent to Broncus by an employee or consultant of Broncus in connection with services performed by such employee or consultant for Broncus will not be deemed to be a “purchase” of such Patent by Broncus); or (ii) a merger or consolidation of Broncus or an Affiliate of Broncus with such third party or an Affiliate of such third party; and
          (b) trade secrets and proprietary information developed during the Sharing Period and owned by Broncus, but only if and to the extent that:
               (i) such trade secret or proprietary information is developed as a result of, or arises out of, a collaboration between employees of Asthmatx and Broncus that is approved and authorized in writing by an officer of Asthmatx and an officer of Broncus;
               (ii) such trade secret or proprietary information is (A) developed as a result of, or in the course of, either Asthmatx or Broncus providing Contract Services to the other during the Sharing Period or (B) necessary to be used to enable Asthmatx or Broncus to provide Contract Services to the other during the Sharing Period; or
               (iii) such trade secret or proprietary information is identified as Broncus Future IP in a written instrument executed by Broncus’ Chief Executive Officer or President (or equivalent) that is delivered to Asthmatx by Broncus and has been approved by Broncus’ Board of Directors.
     1.8 “Change In Control Transaction” shall mean, with respect to Broncus or Asthmatx, as applicable: (a) the consummation of any statutory merger or consolidation of such party with or into one or more other corporations or other entities if the shareholders of such party immediately prior to such merger or consolidation (other than any such shareholder that is an “Excluded Shareholder,” as defined below) do not together own, immediately after consummation of such merger or consolidation, voting securities of the Ultimate Survivor (as defined below) of such merger or consolidation that possess at least a majority of the total voting power (as defined below) of all the voting stock and other voting securities of such Ultimate
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Survivor that are outstanding immediately after such merger or consolidation; (b) the sale or exchange by shareholders of such party, in a single transaction or in a series of related transactions, of outstanding shares of such party’s capital stock that together possess more than fifty percent (50%) of the voting power of all outstanding shares of such party’s capital stock; or (c) the sale or other disposition (whether in a single transaction or in a series of related transactions) of all or substantially of such party’s assets and properties. As used in this Section, the “Ultimate Survivor” of a merger or consolidation means the corporation or other entity that is the survivor of such merger or consolidation, unless its stock is not publicly traded and fifty percent (50%) or more of its outstanding stock or other ownership interest is ultimately owned, directly or indirectly, by another corporation or other entity (“Parent Entity”), in which case the term “Ultimate Survivor” shall instead mean such Parent Entity. With respect to any merger or consolidation involving either Broncus or Asthmatx as described in clause (a) of this Section 1.8, the term “Excluded Shareholder” means any shareholder of such party that: (i) merges or consolidates with such party in such merger or consolidation; (ii) owns or controls a majority of the voting power of another corporation or other entity that merges or consolidates with such party in such merger or consolidation; or (iii) is directly or indirectly Controlled by, Controls, or is under common Control with, the Ultimate Survivor of such merger or consolidation.
     1.9 “Confidential Information” shall have the meaning set forth for such term in Section 11 below.
     1.10 “Contract Services” means manufacturing or other services provided by Asthmatx or Broncus to the other pursuant to a written agreement between them that is entered into prior to or during the Sharing Period.
     1.11 “Control” (including “Controlled,” “Controls” and other forms) shall mean, as to an entity, direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question.
     1.12 “Joint Invention” shall mean any patentable invention, idea, process, method, composition of matter, computer software program or database, which, in connection with the parties’ performance under a joint effort pursuant to, and as defined by, a written agreement executed by each of Asthmatx and Broncus (other than this Agreement), is jointly invented, as determined under United States patent law, by at least one (1) Broncus employee or person contractually required to assign or license patent rights covering such invention to Broncus and at least one (1) Asthmatx employee or person contractually required to assign or license patent rights covering such invention to Asthmatx.
     1.13 “Ntero License Agreement” shall mean that certain License Agreement dated as of March 29, 2001 between Broncus and Ntero Surgical, Inc., a Delaware corporation (“Ntero”) pursuant to which Ntero has licensed Broncus under certain patents and other technology owned by Ntero relating to the use of thermal energy in modulating the healing response in biological tissues.
     1.14 “Patents” for the purposes of this Agreement shall mean, collectively, in any jurisdiction throughout the world: (a) all patents, patent applications, provisional applications, design patents, design patent applications, and applications under the Patent Cooperation Treaty and any certificates of invention issued thereon; (b) any and all renewals, divisions, continuations, continued prosecution applications or continuations-in-part of any patents, certificates and applications described in clause (a) of this Section 1.14, and any and all certificates of invention issuing thereon; (c) any and all reissues, reexaminations, extensions, continuations, divisions,
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renewals, substitutions, confirmations, registrations, revalidations, revisions, and any foreign counterparts of any of the foregoing described in clause (a) and/or clause (b) of this Section 1.14; and (d) any and all inventions and claims that are the subject of, or are contained or set out in, any of the foregoing described in clauses (a), (b) and/or (c) of this Section 1.14.
     1.15 A “Qualified Public Offering” means, with respect to a party to this Agreement, a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of such party’s common stock for the account of such party and/or any of its shareholders in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Twenty Million Dollars ($20,000,000).
     1.16 “Respective Field” shall mean, with respect to Broncus, the Broncus Field, and with respect to Asthmatx, the Asthmatx Field, and collectively shall refer to and mean each party’s respective Field as defined herein.
     1.17 “Sharing Period” shall mean that period of time which begins on the Effective Date and which terminates and expires on the earliest to occur of the following dates or events:
          (a) June 30, 2005;
          (b) the first date upon which either Broncus or Asthmatx consummates a Change of Control Transaction;
          (c) the first date upon which either Broncus or Asthmatx closes and consummates a Qualified Public Offering;
          (d) the first date upon which the Sharing Period is explicitly terminated by the parties pursuant to a written agreement executed by both Broncus and Asthmatx that is approved by the Board of Directors of Broncus and the Board of Directors of Asthmatx; or
          (e) the first date upon which the Sharing Period is terminated by a party to this Agreement pursuant to the provisions of Section 10 of this Agreement due to the material breach of this Agreement by the other party to this Agreement.
     1.18   *****.
2. GRANTS OF LICENSES
     2.1 Broncus License Grant to Asthmatx.
          (a) Grant. Subject to the terms and conditions of this Agreement, Broncus hereby grants to Asthmatx, a perpetual, irrevocable, royalty-free, fully paid up and (except as otherwise expressly provided in Section 2.1(e) below) non-transferable and non-assignable license, limited to the Asthmatx Field, to develop, make, have made, reproduce, use, market, sell, have sold, license, distribute, offer to sell, provide, perform, import or export, any product or service that is both (i) within the Asthmatx Field and (ii) which, in the absence of this license, would infringe any Broncus Existing IP and/or any Broncus Future IP.
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

          (b) Limited Exclusivity. The foregoing license granted by Broncus to Asthmatx under Section 2.1(a) above will be exclusive to Asthmatx, but only to the following limited extent: (i) so long as the license granted to Asthmatx under Section 2.1(a) remains in effect, Broncus will not itself exercise or practice within the Asthmatx Field any of the rights with respect to Broncus Existing IP that Broncus has granted to Asthmatx under Section 2.1(a); and (ii) so long as the license granted to Asthmatx under Section 2.1(a) remains in effect, Broncus will not license any third party to any of the rights with respect to Broncus Existing IP or Broncus Future IP within the Asthmatx Field that Broncus has granted to Asthmatx under Section 2.1(a). However, it is expressly acknowledged and agreed that nothing shall restrict or prevent Broncus from transferring or assigning any and all of its right, title and interest in and to this Agreement, any and all Broncus Existing IP, Broncus Future IP or any other assets pursuant to, or in connection with (a) any merger or consolidation to which Broncus is a party or is a constituent corporation or (b) any sale or other disposition of all or substantially all of Broncus’ assets, in either case so long as the survivor of such merger or consolidation or such acquiror or successor (as applicable) agrees, in a writing signed by such acquiror or successor, to be bound by, and to comply with, all Broncus’ obligations under this Agreement and to assume all Broncus’ liabilities and obligations under this Agreement.
          (c) Ownership; Reservation of Rights. Asthmatx acknowledges and agrees that: (i) Broncus shall retain its ownership of all Broncus Existing IP and all Broncus Future IP, and all other assets of Broncus, subject only to the rights and licenses expressly granted by Broncus to Asthmatx in this Section 2.1; (ii) except for the license rights expressly granted under this Section 2.1, no right, title, or interest is granted by Broncus to Asthmatx in, to or under any of the Broncus Existing IP or any of the Broncus Future IP; and (iii) Asthmatx is not acquiring ownership of any asset or property of Broncus under this Agreement nor any right, title or interest (including but not limited to any license or similar right) to any asset or property of Broncus other than the license rights in and to the Broncus Existing IP and Broncus Future IP expressly granted in this Section 2.1. In addition, Asthmatx acknowledges and agrees that Broncus retains, and nothing herein shall prevent Broncus from itself exercising or practicing, any and all rights with respect to Broncus Existing IP or Broncus Future IP that Broncus has not expressly granted to Asthmatx hereunder including, but not limited to: (i) the right to exercise, use and practice any and all Broncus Existing IP and/or Broncus Future IP for any purpose, application, use or function outside the Asthmatx Field; (ii) the right of Broncus to itself exercise, practice and use any and all Broncus Future IP within the Asthmatx Field; and (iii) the right of Broncus to license any third party to any right or rights with respect to any Broncus Existing IP or Broncus Future IP that are (A) not expressly granted to Asthmatx on an exclusive basis under this Agreement or (B) not within the Asthmatx Field.
          (d) Sublicenses. Asthmatx shall be entitled to sublicense third parties to exercise any of the rights that are licensed to Asthmatx under Section 2.1(a), provided that (i) such sublicense is restricted such that it can be exercised by the sublicensee only within the Asthmatx Field and (ii) such sublicense cannot be assigned or otherwise transferred by the sublicensee, including but not limited to any transfer by operation of law.
          (e) Restrictions on Transfer. The license and rights granted by Broncus to Asthmatx herein shall not be transferable or assignable by Asthmatx; provided, however, that notwithstanding the foregoing, Asthmatx may transfer or assign the license and rights granted to Asthmatx by Broncus herein only as a whole and only: (i) to a corporation or other entity that succeeds to all Asthmatx’s assets and liabilities by operation of law pursuant to a merger or consolidation in which Asthmatx is merged or consolidated with or into one or more other corporations or entities, provided that such corporation or other entity first agrees with Broncus,
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

in a writing signed by such corporation or other entity, to be bound by and to comply with, all Asthmatx’s obligations under this Agreement and to assume all Asthmatx’s liabilities and obligations under this Agreement; or (ii) to a purchaser or acquiror who acquires all or substantially all of Asthmatx’s assets in a single transaction; provided that such purchaser or acquiror first agrees with Broncus, in a writing signed by such purchaser or acquirer, to be bound by and to comply with, all Asthmatx’s obligations under this Agreement and to assume all Asthmatx’s liabilities and obligations under this Agreement.
          (f) Disclosure of Certain Broncus Future IP. Subject to the confidentiality provisions of Section 11 of this Agreement, Broncus will disclose in confidence to Asthmatx any Broncus Future IP that is described in Section 1.7(b)(ii) above that may be developed by Broncus. Such disclosure will be made within a reasonable time after such Broncus Future IP has been developed and reduced to practice.
     2.2 Asthmatx License Grant to Broncus.
          (a) Grant. Subject to the terms and conditions of this Agreement, Asthmatx hereby grants to Broncus, a perpetual, irrevocable, royalty-free, fully paid up and (except as otherwise expressly provided in Section 2.2(e) below) non-transferable and non-assignable license, limited to the Broncus Field, to develop, make, have made, reproduce, use, market, sell, have sold, license, distribute, offer to sell, provide, perform, import or export any product or service that is both (i) within the Broncus Field and (ii) which, in the absence of this license, would infringe any Asthmatx Existing IP and/or any Asthmatx Future IP.
          (b) Limited Exclusivity. The foregoing license granted by Asthmatx to Broncus under Section 2.2(a) above will be exclusive to Broncus, but only to the following limited extent: (i) so long as the license granted to Broncus under Section 2.2(a) remains in effect, Asthmatx will not itself exercise or practice within the Broncus Field any of the rights with respect to Asthmatx Existing IP that Asthmatx has granted to Broncus under Section 2.2(a); and (ii) so long as the license granted to Asthmatx under Section 2.2(a) remains in effect, Asthmatx will not license any third party to any of the rights with respect to Asthmatx Existing IP or Asthmatx Future IP within the Broncus Field that Asthmatx has granted to Broncus under Section 2.2(a). However, it is expressly acknowledged and agreed that nothing shall restrict or prevent Asthmatx from transferring or assigning any and all of its right, title and interest in and to this Agreement, any and all Asthmatx Existing IP, Asthmatx Future IP or any other assets pursuant to, or in connection with (a) any merger or consolidation to which Asthmatx is a party or is a constituent corporation or (b) any sale or other disposition of all or substantially all of Asthmatx’s assets, in either case so long as the survivor of such merger or consolidation or such acquiror or successor (as applicable) agrees, in a writing signed by such acquiror or successor, to be bound by, and to comply with, all Asthmatx’s obligations under this Agreement and to assume all Asthmatx’s liabilities and obligations under this Agreement.
          (c) Ownership; Reservation of Rights. Broncus acknowledges and agrees that: (i) Asthmatx shall retain its ownership of all Asthmatx Existing IP and all Asthmatx Future IP, and all other assets of Asthmatx, subject only to the rights and licenses granted by Asthmatx to Broncus in this Section 2.2; (ii) except for the license rights expressly granted under this Section 2.2, no right, title, or interest is granted by Asthmatx to Broncus in, to or under the Asthmatx Existing IP or any of the Asthmatx Future IP; and (iii) Broncus is not acquiring ownership of any asset or property of Asthmatx under this Agreement nor any right, title or interest (including but not limited to any license or similar right) to any asset or property of Asthmatx other than the license rights in and to the Asthmatx Existing IP and Asthmatx Future IP
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expressly granted in this Section 2.2. In addition, Broncus acknowledges and agrees that Asthmatx retains, and nothing herein shall prevent Asthmatx from itself exercising or practicing, any and all rights with respect to Asthmatx Existing IP or Asthmatx Future IP that Asthmatx has not expressly granted to Broncus hereunder including, but not limited to: (i) the right to exercise, use and practice any and all Asthmatx Existing IP and/or Asthmatx Future IP for any purpose, application, use or function outside the Broncus Field; (ii) the right of Asthmatx to itself exercise, practice and use any and all Asthmatx Future IP within the Broncus Field; and (iii) the right of Asthmatx to license any third party to any right or rights with respect to any Asthmatx Existing IP or Asthmatx Future IP that are (A) not expressly granted to Broncus on an exclusive basis under this Agreement or (B) not within the Broncus Field.
          (d) Sublicenses. Broncus shall be entitled to sublicense third parties to exercise any of the rights that are licensed to Broncus under Section 2.2(a), provided that (i) such sublicense is restricted such that it can be exercised by the sublicensee solely within the Broncus Field and (ii) such sublicense cannot be assigned or otherwise transferred by the sublicensee, including but not limited to any transfer by operation of law.
          (e) Restrictions on Transfer. The license and rights granted by Asthmatx to Broncus herein shall not be transferable or assignable by Broncus; provided, however, that notwithstanding the foregoing, Broncus may transfer or assign the license and rights granted to Broncus by Asthmatx herein only: (i) to a corporation or other entity that succeeds to all Broncus’ assets and liabilities by operation of law pursuant to a merger or consolidation in which Broncus is merged or consolidated with or into one or more other corporations or entities, provided that such corporation or other entity first agrees with Asthmatx, in a writing signed by such corporation or other entity, to be bound by and to comply with, all Broncus’ obligations under this Agreement and to assume all Broncus’ liabilities and obligations under this Agreement; or (ii) to a purchaser or acquiror who acquires all or substantially all of Broncus’ assets in a single transaction; provided that such purchaser or acquiror first agrees with Asthmatx, in a writing signed by such purchaser or acquiror, to be bound by and to comply with, all Broncus’ obligations under this Agreement and to assume all Broncus’ liabilities and obligations under this Agreement.
          (f) Disclosure of Certain Asthmatx Future IP. Subject to the confidentiality provisions of Section 11 of this Agreement, Asthmatx will disclose in confidence to Broncus any Asthmatx Future IP that is described in Section 1.7(b)(ii) that may be developed by Asthmatx. Such disclosure will be made within a reasonable time after such Asthmatx Future IP has been developed and reduced to practice.
3. OTHER MATTERS
     3.1 Ntero Sublicense. Concurrently with their execution of this Agreement, Broncus and Asthmatx will enter into a separate Sublicense Agreement in the form attached hereto as Exhibit C, pursuant to which Broncus will sublicense Asthmatx to certain rights held by Broncus under its existing License Agreement with Ntero Surgical, Inc.
     3.2 *****.
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4. IMPROVEMENT PATENTS
     4.1 Improvement Patents. During the Sharing Period, a party to this Agreement (“Requesting Party”) shall have the right to request to have filed, have prosecuted, and/or maintained, at the Requesting Party’s sole expense, additional continuing Patents (each, an “Improvement Patent”) based upon (a) Broncus Existing IP and/or Broncus Future IP (if the Requesting Party is Asthmatx) or (b) Asthmatx Existing IP and/or Asthmatx Future IP (if the Requesting Party is Broncus).
     4.2 Ownership of Improvement Patents. Ownership of an Improvement Patent that is based on or derived from Broncus Existing IP or Broncus Future IP shall reside with Broncus. Ownership of an Improvement Patent that is based on or derived from Asthmatx Existing IP or Asthmatx Future IP shall reside with Asthmatx.
     4.3 Prosecution of Improvement Patents. Unless otherwise agreed, the owner of an Improvement Patent (the “Owner Party”) shall have the sole right and power to manage or direct prosecution of such Improvement Patent with reasonable direction from the Requesting Party. The Owner Party shall reasonably cooperate with the Requesting Party to execute such documents and provide such assistance as is reasonably necessary to accomplish the foregoing, all at the Requesting Party’s sole expense. The Owner Party shall provide the Requesting Party with all material documentation and correspondence from, sent to or filed with patent offices regarding such Improvement Patent and shall provide the Requesting Party with a reasonable opportunity to review and comment in advance upon all filings with such patent offices made with respect to such Improvement Patent. The Requesting Party shall reasonably cooperate with and assist the Owner Party in connection with any filing, prosecution and maintenance activities undertaken by the Owner Party with respect to an Improvement Patent.
     4.4 Failure to Maintain Improvement Patents. All services, costs, fees (including but not limited to maintenance fees, etc.) for an Improvement Patent shall be directly paid or reimbursed by the Requesting Party. The Owner Party shall not take any action or inaction that results in the abandonment of the Improvement Patent unless required to do so by court order or the terms of a bona fide settlement agreement. In the event the Requesting Party fails to directly pay or reimburse the Owner Party for any service, costs, fees, etc for an Improvement Patent, then (a) the Requesting Party shall thereafter no longer be licensed under this Agreement to use or practice the inventions, technologies or claims that are the subject of such Improvement Patent, and (b) the Owner Party of such Improvement Patent shall have the option to maintain, prosecute or pursue such Improvement Patent or to abandon and terminate prosecution and maintenance of such Improvement Patent, without the need for such Owner Party to comply with the provisions of Section 4.5, which shall be inapplicable to such abandonment of such Improvement Patent.
     4.5 Abandonment Notice. Except as otherwise provided in Section 4.4, the Owner Party shall give the Requesting Party written notice (“Abandonment Notice”) of its intention to take or not take an action that results in the abandonment of any Improvement Patent
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(“Abandoned Improvement Patent”) that is under the scope of this Agreement. For this purpose, “abandonment” of an Improvement Patent will include explicit abandonment thereof, the failure to pay fees (including maintenance fees) with respect thereto, failure to pay annuities, failure to take action required before the patent and trademark office with respect to the Improvement Patent, and/or failure to continue prosecution of a pending application for such Improvement Patent. Such Abandonment Notice shall be in writing and shall be given to the Requesting Party at least three (3) months prior to the date the Abandoned Improvement Patent would be considered “abandoned” by the respective patent office. The Requesting Party shall thereafter have the right (but not the obligation), at its option and expense, to prosecute and maintain such Abandoned Improvement Patents. The Owner Party giving the Abandonment Notice shall reasonably cooperate with and assist the Requesting Party, at the Requesting Party’s sole expense, in connection with any filing, prosecution and maintenance activities undertaken in accordance with this sub-section with respect to such Abandoned Improvement Patent. The Requesting Party receiving such Abandonment Notice agrees to consult with the Owner Party with respect to such filing, prosecution and maintenance activities.
5. INTELLECTUAL PROPERTY OBLIGATIONS
     5.1 Filing, Maintenance and Prosecution of Patents. Subject to the provisions of Section 4.5 and Section 5.3, each party shall have the right to file, prosecute and maintain all of such party’s respective Patents.
     5.2 Obligations Regarding Unpublished Applications. Neither party shall have any obligation to inform the other of any patent applications, provisional applications, or applications under the Patent Cooperation Treaty so long as such items are unpublished.
     5.3 Obligation Regarding Abandonment of Published Patents. Each party shall have an obligation to provide written notice (a “Section 5.3 Notice”) of their intent to take or not take an action that results in the abandonment of any published Patent owned by that party under which the other party is licensed under this Agreement, other than Improvement Patents (“Abandoned Patent”). Abandonment includes explicit abandonment, failure to pay fees, failure to pay annuities, failure to take action required before the patent and trademark office, and/or failure to continue prosecution of a pending application. Such Section 5.3 Notice shall be provided at least three (3) months prior to the date the Patent would be considered abandoned by the respective patent office. The party receiving the Section 5.3 Notice shall have the right but not the obligation, at its sole option and expense, to prosecute and maintain such Abandoned Patent. The party providing such Section 5.3 Notice shall reasonably cooperate with and assist the other party in connection with any filing, prosecution and maintenance activities undertaken in accordance with this Section. The party receiving such Section 5.3 Notice agrees to consult with the other with respect to such filing, prosecution and maintenance activities.
6. TRADE SECRETS, PROPRIETARY INFORMATION; JOINT INVENTIONS
     6.1 Post-Effective Date Trade Secrets. Neither party shall have any obligation to disclose any trade secrets or proprietary information that it develops during the Sharing Period except (a) in the case of Broncus, to the extent such trade secret or proprietary information is required to be disclosed by Broncus pursuant to the provisions of Section 2.1(f); and (b) in the case of Asthmatx, to the extent such trade secret or proprietary information is required to be disclosed by Asthmatx pursuant to the provisions of Section 2.2(f)..
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

     6.2 Joint Development: Maintenance and Prosecution. Ownership of any Joint Invention shall be determined in accordance with a separate agreement entered into by Broncus and Asthmatx governing the terms of the joint development.
7. ENFORCEMENT
     7.1 No Duty to Enforce. This Agreement does not impose any obligation on Broncus to enforce any Broncus Existing IP or any Broncus Future IP against any third party or parties party at the request of Asthmatx or otherwise, or to be joined as a party to any action by Asthmatx to enforce any Broncus Existing IP or any Broncus Future IP against a third party. This Agreement does not impose any obligation on Asthmatx to enforce any Asthmatx Existing IP or any Asthmatx Future IP against any third party or parties at the request of Broncus or otherwise, or to be joined as a party to any action by Broncus to enforce any Asthmatx Existing IP or any Asthmatx Future IP against a third party.
     7.2 Right to Bring Infringement Action. Each party shall have the right, but not the obligation, at its sole option and discretion, to initiate and maintain legal action against any infringement of its Existing IP or its Future IP and/or Improvement Patents owned by that party (“Enforcing Party”). The other party to this Agreement shall have no claim or right to any recovery obtained by the Enforcing Party, whether by judgment, award, decree or settlement.
8. REPRESENTATIONS, WARRANTIES AND COVENANTS
     8.1 Representations, Warranties and Covenants of Broncus. Broncus represents and warrants to Asthmatx that, as of the Effective Date:
          (a) The execution, delivery and performance of this Agreement by Broncus have been duly authorized by all necessary corporate action on the part of Broncus;
          (b) Broncus has not granted any right, license or interest in, to or under the Broncus Existing IP or Broncus Future IP that is in conflict with, or that is inconsistent with, the rights and licenses granted by Broncus to Asthmatx in this Agreement; and
          (c) To the best of Broncus’ knowledge, without investigation of any particular matter, there are no actions, suits, investigations, claims or proceedings, either pending or threatened, relating to the Broncus Existing IP.
     8.2 Representations, Warranties and Covenants of Asthmatx. Asthmatx represents, warrants and covenants that, as of the Effective Date:
          (a) The execution, delivery and performance of this Agreement by Asthmatx have been duly authorized by all necessary corporate action on the part of Asthmatx;
          (b) Asthmatx has not granted any right, license or interest in, to or under the Asthmatx Existing IP or Asthmatx Future IP that is in conflict with, or that is inconsistent with, the rights and licenses granted by Asthmatx to Broncus under this Agreement; and
          (c) To the best of Asthmatx’s knowledge, without investigation of any particular matter, there are no actions, suits, investigations, claims or proceedings, either pending or threatened, relating to the Asthmatx Existing IP.
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

     8.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1 OR SECTION 8.2 OF THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY AFFIRMATIVELY AND EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
     8.4 No Intellectual Property Warranty or Representations. Each party is providing license rights to the other on an “as is” basis without warranty. Neither party is making any express or implied warranty to the other (including but not limited to any warranty of non-infringement) regarding its Existing IP or Future IP.
9. NO OBLIGATION FOR SERVICES
     Nothing in this Agreement shall obligate any party hereto to provide any manufacturing or other Contract Services or any other services to the other party. Neither party shall have any obligation to perform services for the other party not expressly contemplated by this Agreement except as may be provided in a separate written agreement executed by both Broncus and Asthmatx.
10. TERM AND TERMINATION
     10.1 Term. Subject to earlier termination of this Agreement pursuant to Section 10.3 below, this Agreement and the licenses granted herein will remain in effect with respect to any intellectual property licensed hereunder until that intellectual property has expired (such as, for example, with an expired patent) or otherwise ceased to be legally protectable (such as, for example, a trade secret which is put in the public domain by its owner)..
     10.2 Termination of the Sharing Period. Except as provided in Section 10.3 below, termination of the Sharing Period will not, in and of itself, terminate this Agreement.
     10.3 Termination of Agreement and Sharing Period. If a party to this Agreement (“Breaching Party”) materially breaches this Agreement, then the other party (the “Terminating Party”) may give the Breaching Party written notice of such breach, setting forth the nature of such breach in reasonable detail. If the Breaching Party fails to cure such breach within thirty (30) days of its receipt of such notice of breach from the Terminating Party, then the Terminating Party may, at its option, either (i) terminate this Agreement or (ii) terminate only the Sharing Period, effective immediately upon giving the Breaching Party a written notice of termination. .Nothing in this Section 10 is intended to limit any other rights or remedies that a party to this Agreement may have at law or equity for a breach of this Agreement by the other party.
11. CONFIDENTIAL INFORMATION
     11.1 Confidentiality. In connection with this Agreement, the parties will provide to each other certain Confidential Information, including but not limited to each party’s know-how, invention disclosures, proprietary materials and/or technologies, trade secrets and material embodiments thereof. As used herein, “Confidential Information” means (a) any information of a confidential or proprietary nature disclosed by a party to this Agreement to the other party (i) in written form marked “confidential,” or (ii) in oral form if summarized in a writing marked “confidential” delivered to the receiving party within thirty (30) days after the oral disclosure and
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(b) any non-public information regarding a disclosing party’s Existing IP or Future IP that a reasonable person familiar with the disclosing party’s business would reasonably expect to be confidential or proprietary information..
     11.2 Confidentiality and Non-Use. The recipient of a disclosing party’s Confidential Information shall maintain such Confidential Information in confidence, and shall disclose such Confidential Information only to its employees, agents, consultants, Affiliates, sublicensees, attorneys’, accountants and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive then those set forth herein or (in the case of attorneys) have fiduciary duties of confidentiality. The recipient of the disclosing party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings contemplated by this Agreement), unless otherwise mutually agreed in writing. The recipient of the other party’s Confidential Information shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care). Notwithstanding the foregoing, each party may disclose only the terms of this agreement to bona fide investors, merger partners, or funding sources in connection with due diligence activities.
     11.3 Exclusions. Confidential Information shall not include information that: (a) is in the recipient’s possession prior to receipt from the disclosing party (it being understood however, that no information shall be disqualified from being Confidential Information of party solely because such information may have been in the possession of an employee of Broncus or Asthmatx on or prior to December 30, 2003 as a result of such employee’s employment with Broncus on or prior to December 30, 2003); (b) is or becomes, through no fault of the recipient, publicly known; (c) is furnished to the recipient by a third party without breach of a duty to the disclosing party; (d) is independently developed by the recipient without use of, application of or reference to the disclosing party’s Confidential Information.
     11.4 Legally Mandated Disclosures. It shall not be a violation of this Section 11 to disclose Confidential Information required to be disclosed under applicable law, including applicable securities law, but such disclosure shall be only for the sole purpose of and solely to the extent required by such law, provided that the recipient, to the extent possible, shall give the disclosing party prior written notice of the proposed disclosure and cooperate fully with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.
     11.5 Publication. Neither party will publish or otherwise disclose (except subject to appropriate confidentiality agreements) any Confidential Information regarding the other’s technology, Existing IP or Future IP that is covered under this Agreement without the prior written approval from the other party, which approval will not be unreasonably withheld.
12. MISCELLANEOUS
     12.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties under this Agreement.

*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

     12.2 Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.
     12.3 Force Majeure. Neither party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party’s control and without such party’s fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.
     12.4 Notices. Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.
If to Broncus:
Broncus Technologies, Inc.
1400 N. Shoreline Blvd.
Bldg. A, Suite 8
Mountain View, CA 94043
Facsimile: (650) 428-1542
If to Asthmatx:
Asthmatx, Inc.
1340 Space Park Way
Mountain View, CA 94043
Facsimile: (650) 810-1112
     12.5 Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both Broncus and Asthmatx. The failure of a party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver shall be effective unless made in writing and signed by the waiving party.
     12.6 Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be modified to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Broncus or Asthmatx. In the event that any

*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Broncus or Asthmatx, Broncus and Asthmatx shall modify such provision in accordance with this Section 12.6 to obtain a legal, valid and enforceable provision and provide an economic benefit to Broncus and Asthmatx that most nearly effects Broncus’ and Asthmatx’ intent on entering into this Agreement.
     12.7 Entire Agreement. The parties hereto acknowledge that this Agreement, together with the exhibits attached hereto, set forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.
     12.8 Headings. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.
     12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, Broncus and Asthmatx have each executed this Cross License Agreement by their respective duly authorized representatives.

ASTHMATX, INC		BRONCUS TECHNOLOGIES, INC.

By:	/s/ Glen French	By:	/s/ Cary Cole

	Glen French, Chief Executive Officer		Cary Cole, President

Attachments:
Exhibit A:	Existing Asthmatx Patents
Exhibit B:	Existing Broncus Patents
Exhibit C:	Sublicense Agreement

*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Exhibit C
SUBLICENSE AGREEMENT
     THIS SUBLICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of December 30, 2003 (the “Effective Date”) by and between Broncus Technologies, Inc., a California corporation having its principal place of business at 1400 N. Shoreline Blvd., Bldg. A, Suite 8, Mountain View, California 94303 (“Broncus”) and Asthmatx, Inc., a California corporation having its principal place of business at 1340 Space Park Way, Mountain View, California 94043 (“Asthmatx”).
R E C I T A L S
     A. Broncus formed Asthmatx and, in exchange for the issuance to Broncus of all the outstanding shares of Asthmatx’s capital stock, Broncus contributed to Asthmatx certain assets, properties, technology and intellectual property pursuant to a Corporate Formation Agreement dated as of December 26,, 2003 between Broncus and Asthmatx (the “Formation Agreement”). On December 30, 2003, Broncus distributed all the outstanding shares of Asthmatx’s capital stock to the shareholders of Broncus pursuant to a dividend that Broncus declared and paid to the Broncus shareholders.
     B. Broncus is a party to a certain License Agreement with Ntero Surgical, Inc. that is defined herein as the Ntero License Agreement. Pursuant to the terms of a Cross License Agreement being entered into by Broncus and Asthmatx concurrently herewith, the parties have agreed to enter into this Agreement to set forth the terms and conditions on which Broncus will grant Asthmatx a sublicense to certain license rights Broncus holds under its License Agreement with Ntero Surgical, Inc.
     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Broncus and Asthmatx hereby agree as follows:
1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below in this Section 1:
     1.1 “Affiliate” shall mean any entity that is Controlled by, Controls, or is under common Control with Broncus or Asthmatx, as applicable.
     1.2 “Asthmatx Field” shall mean, and shall be limited to, the field consisting of devices and procedures for providing asthma therapy.
     1.3 “Broncus Field” shall mean, and shall be limited to, the field consisting of devices and procedures for providing emphysema therapy.
     1.4 “Control” (including “Controlled,” “Controls” and other forms) shall mean, as to an entity, direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question.
     1.5 “Ntero License Agreement” shall mean that certain License Agreement dated as of March 29, 2001 between Broncus and Ntero Surgical, Inc., a Delaware corporation (“Ntero”) pursuant to which Ntero has licensed Broncus under certain patents and other technology owned by Ntero relating to the use of thermal energy in modulating the healing response in biological tissues. A copy of the Ntero License Agreement is attached hereto as Exhibit A.
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

     1.6 “Ntero Field” shall mean the diagnosis or treatment of lung disease.
     1.7 “Ntero Licensed Patents” shall mean the “Licensed Patents” as defined in the Ntero License Agreement.
     1.8 “Ntero Licensed Product” means a “Licensed Product” as defined in the Ntero License Agreement.
     1.9 “Ntero Technology” shall mean the “Ntero Technology” as that term is defined in the Ntero License Agreement.
     1.10 “Asthmatx Net Sales” shall mean the gross amount billed or invoiced by Asthmatx and/or any Affiliate of Asthmatx for the sale or other disposition of any Ntero Licensed Products less the following deductions: (a) discounts, chargebacks, allowances for bad debts or uncollectible amounts, Medicaid/Medicare rebates (other than as described in (d) below) and allowances actually taken; (b) sales, use, value added and excise taxes, import and customs duties, tariffs, and any other similar taxes, duties or tariffs, to the extent actually paid by the selling party; (c) freight, insurance, packaging costs and other transportation charges to the extent added to the sales price; and (d) amounts repaid or credits taken by reason of rejections, defects or returns or because of retroactive price reductions or due to recalls or government laws or regulations requiring rebates. “Asthmatx Net Sales” shall not include amounts for any Ntero Licensed Product furnished to a third party for which payment is not intended to be received, including, but not limited to, Ntero Licensed Products used in clinical trials and Ntero Licensed Products distributed as promotional and free goods.
     Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given to such terms in the Ntero License Agreement.
2. SUBLICENSE.
     2.1 Grant. Subject to all of the terms and conditions of the Ntero License Agreement and this Agreement, to the fullest extent permitted under the Ntero License Agreement, Broncus hereby grants to Asthmatx, a worldwide sublicense:
          (a) to use and practice the Ntero Technology solely within the Asthmatx Field (but only to the extent that the Asthmatx Field is within the Ntero Field), including without limitation the right to use, copy, modify, distribute, make derivative works of and otherwise exploit the Ntero Technology within the Asthmatx Field to the extent it is within the Ntero Field; and
          (b) under the Ntero Licensed Patents to make, use, sell, distribute, offer to sell, import and practice products and processes solely within the Asthmatx Field (but only to the extent that it is within the Ntero Field);
provided however, that notwithstanding the foregoing, (a) in no event shall the foregoing sublicense provide, or be deemed to provide, Asthmatx with any greater rights than Broncus is entitled to grant by way of sublicense to Asthmatx under the Ntero License Agreement, and (b) Asthmatx is not hereby granted any right or license to sublicense any of the rights which it is granted under this Section 2.1. Asthmatx agrees not to exercise any rights with respect to the Ntero Technology or any Ntero Licensed Patents that are not expressly sublicensed to Asthmatx by Broncus under this Agreement.
     2.2 Duration of Sublicense. The foregoing sublicense shall remain in effect only for so long as (a) Broncus is entitled under the terms of the Ntero License Agreement to grant such sublicense to
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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Asthmatx and to keep such sublicense in effect; (b) the Ntero License Agreement and Broncus’ rights thereunder have not been terminated; and (c) neither this Agreement nor such sublicense has been terminated pursuant to the provisions of Section 6.1.
     2.3 Retention of Rights. Notwithstanding anything herein to the contrary, the sublicense granted by Broncus to Asthmatx under this Section 2 shall be non-exclusive and it is the agreement, understanding and intention of the parties that nothing in this Agreement will modify, adversely affect, restrict or limit Broncus’ right to exercise any and all of the license rights granted to Broncus under the Ntero License Agreement. Except for the sublicense rights expressly granted by Broncus to Asthmatx herein, nothing herein is intended to convey any right, title or interest in or to the Ntero Technology or any of the Ntero Licensed Patents.
3. PAYMENT OF ROYALTIES TO BRONCUS.
     3.1 Royalty Obligation. As a material inducement and consideration to Broncus to grant the sublicense to Asthmatx pursuant to Section 2, for so long as Broncus has any obligation to pay royalties to Ntero under the Ntero License Agreement, Asthmatx shall pay to Broncus, with respect to any Asthmatx Net Sales in such calendar quarter, the full amount payable by Broncus to Ntero with respect to such Asthmatx Net Sales under the terms of the Ntero License Agreement. As of the Effective Date, the amount payable by Broncus with respect to such Asthmatx Net Sales is:
          (a) in the event that the relevant Ntero Licensed Product performs the Primary Function (as that term is defined in the Ntero License Agreement) but does not perform any other material function, ***** percent (*****%) of the aggregate Asthmatx Net Sales of such Ntero Licensed Product; and
          (b) in the event that a Ntero Licensed Product performs other material functions in addition to the Primary Function (as that term is defined in the Ntero License Agreement), ***** percent (*****%) of the aggregate Asthmatx Net Sales of such Ntero Licensed Product.
     3.2 Royalty Stacking; Credits. If Asthmatx is required (in Asthmatx’s good faith judgment) to make any Third-Party Payment (as defined below) then such Third-Party Payment or Payments shall be creditable against royalties otherwise owed by Asthmatx to Broncus under Section 3.1 to the extent permitted by this Section 3.2; provided that in no one year shall such expenses be credited by Asthmatx against more than ***** percent (*****%) of the royalty payments otherwise owed by Asthmatx to Broncus under this Agreement. As used herein, the term “Third-Party Payment” means a payment made by a party to this Agreement (including but not limited to, royalties or other license fees) to one or more third parties to obtain a license or similar right, in the absence of which such party could not legally make, import, use, sell or offer for sale Ntero Licensed Products. The Ntero License Agreement provides that in no one year shall Third-Party Expenses be credited against more than ***** percent (*****%) of the royalty payments otherwise owed to Ntero by Broncus. Accordingly, as among themselves, Broncus and Asthmatx agree to allocate the right to receive a credit for Third-Party Payments made by them (i) against royalties payable by Asthmatx under this Agreement as provided herein (in the case of Asthmatx) and (ii) against royalties payable by Broncus under the Ntero License Agreement (in the case of Broncus) so that, if Broncus and Asthmatx have royalty obligations against which it can use such credits for Third-Party Payments and the total amount of such Third-Party Payments by Asthmatx and Broncus exceeds the amount that can be credited by Broncus against royalties under the Ntero License Agreement, the parties will allocate such available credits pro rata according to the total amounts of their respective Third-Party Payments; provided that Asthmatx may not credit Third-Party Payment in any one year against more than ***** percent (*****%) of the royalty payments otherwise owed by Asthmatx to Broncus under this Agreement.
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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     3.3 Payment Terms.
          (a) Time for Payment. Asthmatx shall pay all royalties due and payable on Asthmatx Net Sales pursuant to this Section 3 within forty-five (45) days after the last day of each quarter in which the applicable Asthmatx Net Sales underlying such royalties were billed or invoiced by Asthmatx or an Affiliate of Asthmatx.
          (b) Payment Currency. All payments made by Asthmatx to Broncus under this Agreement shall be made in United States dollars, and such payments shall be made by check or wire transfer to one or more bank accounts to be designated in writing by Broncus. In the event that Ntero Licensed Products are sold or licensed by Asthmatx in currencies other than United States dollars, Asthmatx Net Sales shall be calculated by conversion of foreign currency to U.S. dollars at the conversion rate existing in the United States (referencing the “U.S. dollar noon buying rates”, or its equivalent, published in the Wall Street Journal) on the last working day of each period during which royalties are calculated, net of applicable exchange related charges, or otherwise in accordance with generally accepted accounting principles consistently applied.
          (c) Taxes. All applicable taxes levied on account of the royalties and other payments accruing or made to Broncus pursuant to this Agreement, other than taxes on Broncus’ net income, shall be paid by Asthmatx. If provision is made in law or regulation for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts due and payable under this Agreement by Asthmatx to Broncus, then Asthmatx shall be entitled to deduct such tax, levy or charge from the royalty or other payment to be made by it and shall pay such tax, levy or charge to the proper taxing authority. A receipt of payment of the tax, levy or charge shall be promptly delivered to Broncus, together with copies of all pertinent communications from or with such governmental authorities with respect thereto. At Broncus’ reasonable request and at Asthmatx’s expense, Asthmatx shall reasonably assist Broncus in any effort by Broncus in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force, and in minimizing the amount required to be so withheld or deducted.
          (d) Records and Reports. All payments made to Broncus by Asthmatx hereunder shall be accompanied by a written statement setting forth in reasonable detail the calculation thereof, including the amount of any credits Asthmatx claims for Third-Party Payments pursuant to Section 3.2 (in which case Asthmatx shall provide Broncus with reasonable written verification of such Third-Party Payments). Asthmatx shall maintain complete and accurate records sufficient to enable accurate calculation of royalties and other payments due to Broncus hereunder. Asthmatx shall preserve such records and books of account for a period of three (3) years after the end of the period covered by such records and books of account, which obligation shall survive expiration or termination of this Agreement.
     3.4 Audit Rights. Asthmatx shall permit an independent public accountant designated by Broncus and reasonably acceptable to Asthmatx, to have access, no more than once in each calendar year during the term of this Agreement and no more than twice during the three (3) calendar years following the expiration or termination of Asthmatx’s royalty obligations hereunder, during regular business hours and upon at least ten (10) days prior written notice, to Asthmatx’s records and books relating to royalties payable hereunder, for the purpose of determining the accuracy of Asthmatx Net Sales reported, and royalty payments made, by Asthmatx to Broncus within the one (1) year period immediately preceding such an audit. The independent public accountant shall be under a confidentiality obligation to Asthmatx to disclose to Broncus only (a) the accuracy of Asthmatx Net Sales reported and the basis for royalty payments made to Broncus under this Agreement, and (b) the difference, if any, by which such reported and paid amounts vary from amounts determined as a result of the audit. If such examination results in a determination that Asthmatx Net Sales or royalty payments have been understated or overstated, unpaid
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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amounts or refund of overstatement due shall be paid promptly. The fees and expenses of such accountant shall be paid by Broncus, unless the accountant’s examination results in a determination that Asthmatx Net Sales have been understated, or that payments have been underpaid, by more than ten percent (10%) for the period examined, in which case Asthmatx shall pay all reasonable costs and expenses incurred by Broncus in the course of making such determination, including the fees and expenses of such accountant.
     3.5 Intent. The parties acknowledge and agree that under the terms of the Ntero License Agreement, Broncus has certain obligations to pay royalties to Ntero with respect to Asthmatx Net Sales, and therefore it is important to Broncus that Asthmatx correctly compute, and timely pay to Broncus, the royalties payable by Asthmatx under this Agreement.
4. ASTHMATX COMPLIANCE AND INDEMNIFICATION.
     4.1 Compliance. Asthmatx acknowledges and agrees that it has received and reviewed a true copy of the Ntero License Agreement. Asthmatx hereby agrees with Broncus not to take any action or omit to take any action, that would cause, or result in, a breach, violation or default by Broncus under the Ntero License Agreement.
     4.2 Indemnification. As a material inducement to Broncus to grant the sublicense granted under Section 2.1 of this Agreement, Asthmatx hereby agrees, as Asthmatx’s expense, to defend Broncus, its directors, officers, employees, and agents, against all third party claims, demands, damages, liabilities, losses, costs and expenses, including without limitation attorney’s fees (“Claims’) resulting from or arising out of: (a) any breach or violation by Asthmatx of its obligations under Section 2 hereof or Sections 3.1 through 3.3 above, (b) any act or omission by Asthmatx that causes, or results in, a breach, violation or default by Broncus under the Ntero License Agreement; and/or (c) the development, testing, manufacture, use, sale, offer for sale, license, importation, exportation, storage, handling, transportation, marketing, distribution or any other disposition of any Ntero Licensed Product by Asthmatx or any Affiliate of Asthmatx; provided, however, that Asthmtax’s indemnification obligations under the preceding clause (c) of this Section 4.2 shall not apply to the extent that any such Claim results from or arises out of any claim that the Ntero Technology infringes or misappropriates the intellectual property rights of a third party or results from or arises out of any breach by Ntero of any of Ntero’s representations, warranties or covenants to Broncus under the Ntero License Agreement (collectively “Excluded Claims”). Asthmatx will pay any liability, damage, loss or expenses (including reasonable attorneys’ fees and court costs) imposed upon Broncus in any judgment, award or settlement attributable to a Claim for which Asthmatx has agreed to indemnify Broncus under this Section 4.2 except for Excluded Claims.
     4.3 Indemnification Procedure. For purposes of Section 4.2 above, Broncus shall give prompt written notice to Asthmatx of any Claims for which indemnification may be required under Section 4.2; provided, however, that failure to give such notice shall not relieve Asthmatx of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially and adversely affects the ability of Asthmatx to defend the applicable Claim. Asthmatx shall be entitled to assume the defense and control of any such Claim for which it is obligated to provide indemnification hereunder at its own cost and expense; provided, however, that Broncus shall have the right to be represented by its own counsel at its own cost in connection with the defense of such Claim. Neither Asthmatx nor Broncus shall settle or dispose of any such Claim in any manner which would adversely affect the rights or interests of the other party (including the obligation to indemnify hereunder) without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Each party shall cooperate with the other party and its counsel in the course of the defense of any such suit, claim or
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.
5. COOPERATION AND OTHER MATTERS.
     5.1 Generally. Asthmatx agrees that it will in good faith exercise reasonable efforts to cooperate with Broncus so that actions taken by Asthmatx pursuant to Section 2 of this Agreement, will not result in breaches or violations by Broncus of the Ntero License Agreement and will not result in Claims by Ntero against Broncus under the Ntero License Agreement.
     5.2 Confidentiality. Asthmatx agrees to comply with and faithfully observe and perform, all of the provisions of Section 10 of the Ntero License Agreement regarding confidential information.
     5.3 Patent Enforcement. Asthmatx will notify Broncus promptly in writing of any infringement of any Ntero Licensed Patent by a third party in the Ntero Field which becomes known to Asthmatx and shall cooperate in any suit, proceeding or dispute involving the infringement of any Licensed Patent to the same extent Broncus is required to do so under Section 6.4 of the Ntero License Agreement. Nothing in this Agreement will obligate Broncus or Ntero to initiate or maintain any infringement action or other suit or proceeding with respect to any Ntero Licensed Patent or other Ntero Technology.
     5.4 Broncus Improvements. Without limiting Asthmatx’s obligations under Sections 4.1 and 5.1 above, in the event that any technology, assets, invention, copyright, trade secret, proprietary information or other asset owned by Asthmatx on the Effective Date constitutes a “Broncus Improvement” (as defined in the Ntero License Agreement), then Asthmatx shall cooperate with Broncus and grant to Ntero the license rights with respect thereto as provided in, and subject to the terms of, Section 5 of the Ntero License Agreement.
     5.5 Abandoned Patents. Broncus shall promptly notify Asthmatx of any notice Broncus receives from Ntero with respect to “Abandoned Patents” (as that term is defined in Section 6 of the Ntero License Agreement). If Broncus declines to take any action to file for, prosecute or maintain any such Abandoned Patent, then, to the extent permitted by the Ntero License Agreement, if Asthmatx requests Broncus in writing to do so, Broncus shall, at Asthmatx’s sole cost and expense, take action to file for, prosecute and maintain such Abandoned Patent, but Broncus shall have no obligation to incur any cost, expense or liability in connection therewith and may cease any activity to file for, prosecute or maintain any Abandoned Patent if Asthmatx does not timely pay in full all costs (such as, without limitation, filing fees, attorneys’ fees and maintenance fees) associated therewith.
     5.6 Joint Patents. Broncus shall have no obligation whatsoever to Asthmatx to file, prosecute or maintain any Joint Patent (as that term is defined in Section 6 of the Ntero License Agreement) and Asthmatx acknowledges that it shall have no rights with respect to any Joint Patent.
6. TERMINATION.
     6.1 Termination of Agreement and Sublicense. If Asthmatx materially breaches any of its obligations, duties or covenants under this Agreement, then Broncus may give Asthmatx written notice of such breach, setting forth the nature of the breach in reasonable detail. If Asthmatx fails to cure such breach within thirty (30) days of its receipt of such notice from Broncus, then Broncus may terminate this Agreement and the sublicense granted to Asthmatx under Section 2 effective immediately upon giving Asthmatx a written notice of such termination.
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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     6.2 Effect of Termination. Termination of this Agreement and/or Asthmatx’s sublicense granted under Section 2.1 shall not release or relieve Asthmatx from any obligation it has accrued under this Agreement (including but not limited to obligations to pay to Broncus any amount which became due and payable under this Agreement prior to such termination, such as royalties payable by Asthmatx under Section 3) or Asthmatx’s obligations to defend and indemnify Broncus under Section 4.2.
7. MISCELLANEOUS
     7.1 Governing Law. This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.
     7.2 Further Assurances. From time to time on and after the Effective Date, each party shall at the reasonable request of the other party (a) deliver to such other party such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as such other party may reasonably deem necessary or desirable in order for such party to obtain the full benefits of this Agreement and the transactions contemplated thereby.
     7.3 Limitation of Liability. EXCEPT WITH RESPECT TO ASTHMATX’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 4.2 AND ASTHMATX’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 5.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.
     7.4 Force Majeure. Neither party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party’s control and without such party’s fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.
     7.5 Notices. Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.
     If to Broncus:
Broncus Technologies, Inc.
1400 N. Shoreline Blvd.
Bldg. A, Suite 8
Mountain View, CA 94043
Facsimile: (650) 428-1542
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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If to Asthmatx:
Asthmatx, Inc.
1340 Space Park Way.
Mountain View, CA 94043
Facsimile: (650) 810-1112
     7.6 Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties. The failure of a party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver shall be effective unless made in writing and signed by the waiving party.
     7.7 Severability. If any provision of any article of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Broncus or Asthmatx. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Broncus or Asthmatx, then Broncus and Asthmatx shall modify such provision in accordance with this Section 7.7 to obtain a legal, valid and enforceable provision and provide an economic benefit to Broncus and Asthmatx that most nearly effects Broncus’ and Asthmatx’ intent on entering into this Agreement.
     7.8 Entire Agreement. The parties hereto acknowledge that this Agreement, together with the exhibit attached hereto, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.
     7.9 Headings. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.
     7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, Broncus and Asthmatx have each executed this Sublicense Agreement by their respective duly authorized representatives.

ASTHMATX, INC		BRONCUS TECHNOLOGIES, INC.

By:		By:

	Glen French, Chief Executive Officer		Cary Cole, President
Attachment:

Exhibit A:	Ntero License Agreement
*****   Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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